UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.                 )

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

IHEARTMEDIA, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On April 28, 2020, iHeartMedia, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission its definitive proxy statement for the 2020 Annual Meeting of Stockholders to be held on June 15, 2020 (the “Proxy Statement”). We are filing this supplement to the Proxy Statement to provide updated information regarding the material terms of the employment agreements with each of Robert W. Pittman, the Company’s Chairman of the Board of Directors and Chief Executive Officer, and Richard J. Bressler, the Company’s President, Chief Operating Officer and Chief Financial Officer (the “Executives”).

On June 4, 2020, the Company entered into employment agreement amendments with each of the Executives. Pursuant to these amendments, the Company eliminated the Internal Revenue Code Section 280G “golden parachute” tax gross-up provisions that were contained in the Executives’ original employment agreements.